                                                                     EXHIBIT 2.2


                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This First Amendment, dated as of September 3, 1998 (this "First Amendment"), to the Agreement and Plan of Merger, dated as of August 18, 1998 (the "Merger Agreement"), by and among Arch Communications Group, Inc. (the "Buyer"), Farm Team Corp. (the "Merger Subsidiary"), MobileMedia Corporation (the "Parent") and MobileMedia Communications, Inc. (the "Company"). Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.


                             PRELIMINARY STATEMENT

     A. The Buyer, the Merger Subsidiary, the Parent and the Company have entered into the Merger Agreement.

     B. The Buyer, the Merger Subsidiary, the Parent and the Company desire to amend the Merger Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1.   Recital C.  Recital C of the Merger Agreement is hereby amended to
          ----------
delete the reference to "Debtor's First Amended Joint Plan of Reorganization" and replace such reference with a reference to "Debtor's Second Amended Joint Plan of Reorganization."

     2.   Recital E.  Recital E of the Merger Agreement is hereby amended to
          ---------
read in its entirety as follows:

     E. In connection with the Merger (as defined in Section 1.1) and as part of the Amended Plan, the Buyer intends to conduct the Rights Offering (as defined in Section 4.20), in which it will issue to holders of certain Allowed Claims transferable Rights to purchase (i) if a Rights Offering Adjustment (as defined in Schedule II attached hereto) shall not have occurred, units consisting of (a) shares of Common Stock, $0.01 par value per share, of the Buyer ("Buyer Common Stock") or shares of Buyer Class B Common Stock, if applicable, and (b) warrants to purchase shares of Buyer Common Stock ("Buyer Warrants"), such Buyer Warrants to be issued pursuant to a warrant agreement in the form attached hereto as Exhibit B (the "Buyer
                                                           ---------
     Warrant Agreement"), or (ii) if a Rights Offering Adjustment shall have occurred, shares of Buyer Common Stock or shares of Buyer Class B Common Stock, if applicable. Contemporaneously with the execution and delivery of this Agreement, certain holders of Allowed Claims

     (the "Standby Purchasers") are making certain commitments in connection with the Rights Offering (as the same may be amended from time to time, the "Standby Purchase Commitments"), copies of which are attached as Exhibits G, H, I, J, K and L hereto. In partial consideration for the Standby Purchase Commitments, the Buyer will issue to the Standby Purchasers (x) if a Rights Offering Adjustment shall not have occurred, Buyer Warrants or (y) if a Rights Offering Adjustment shall have occurred, warrants to purchase shares of Buyer Common Stock ("Buyer Participation Warrants"), such Buyer Participation Warrants to be issued pursuant to a warrant agreement in the form attached hereto as Exhibit B-1 (the "Buyer Participation Warrant Agreement"), as provided in the Standby Purchase Commitments. In addition, in connection with the Standby Purchase Commitments, the Buyer and the Standby Purchasers will enter into a registration rights agreement in the form attached hereto as Exhibit C (as the same may be amended from time to
                             ---------
     time, the "Registration Rights Agreement").

     3.   Recital F.  Recital F of the Merger Agreement is hereby amended to
          ---------
read in its entirety as follows:

     F. If a Rights Offering Adjustment shall not have occurred, immediately following the Merger, the Buyer will issue Buyer Warrants to the stockholders of the Buyer that were holders of record immediately prior to such Merger. The Buyer will conduct the Stockholder Rights Offering (as defined in Section 4.22), in which it will issue to holders of Buyer Stock (as defined in Section 1.7) as of a record date to be determined by the Board of Directors of the Buyer (the "Buyer Record Date"), such holders being referred to herein as the "Stockholder Rights Holders", non-transferable rights ("Stockholder Rights") (except that, at the Buyer's election, the Stockholder Rights will transfer with the underlying shares in respect of which the Stockholder Rights are distributed) to acquire shares of Buyer Common Stock if a Rights Offering Adjustment shall have occurred. In connection therewith, if a Rights Offering Adjustment shall have occurred, immediately following the Merger, the Buyer will issue to the stockholders of the Buyer one Buyer Participation Warrant for each Stockholder Right issued to such Stockholder Rights Holder that was not exercised.

     4.   Section 1.2.  Section 1.2 of the Merger Agreement is here amended to
          -----------
add the following at the end thereof:

     Notwithstanding anything contained herein to the contrary, in no event will the Closing be earlier than twelve business days after the Buyer delivers to the Standby Purchasers the written notice required pursuant to Section 4(c)(i) of the Standby Purchase Commitments.

     5.   Section 1.3.  Section 1.3 of the Merger Agreement is hereby amended to
          -----------
read in its entirety as follows:

     1.3  Actions at the Closing.  At the Closing, (a) the Parent and the
          ----------------------
     Company shall deliver to the Buyer and the Merger Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Merger Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Buyer shall file with the Secretary of State of the State of Delaware the Buyer Charter Amendment (as defined in Section 4.12), (d) the Company and the Merger Subsidiary shall immediately thereafter file with the Secretary of State of the State of Delaware the Certificate of Merger, (e)(i) the Buyer shall deliver (A) to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, immediately available funds equal to the excess of
     (x) $649,000,000 over (y) the Company Tower Sale Proceeds  (as defined in
     Section 5.2(f)), (B) to the Company immediately available funds when and as required in amounts sufficient to pay allowed administrative and priority claims and expenses of the Debtors, whether allowed prior to or after the Effective Time, as set forth in the Amended Plan (collectively, the "Plan Cash") and (C) to a bank trust company or other entity reasonably satisfactory to the Company and the Buyer appointed by the Buyer to act as the exchange agent (the "Exchange Agent") pursuant to Section 1.6(a), certificates representing an aggregate number of shares of Buyer Common Stock determined in accordance with the pricing mechanism set forth in
     Schedule II attached hereto (the "Plan Shares") to be distributed as contemplated by Section 1.6(b), (ii) the Buyer shall issue the Buyer Common
                     --------------
     Stock (and Buyer Class B Common Stock, if applicable) and, if a Rights Offering Adjustment shall not have occurred, (A) Buyer Warrants purchased through the exercise of Rights and (B) Buyer Warrants purchased by or otherwise issued to the Standby Purchasers in connection with the Standby Purchase Commitments, and (iii) if a Rights Offering Adjustment shall have occurred, the Buyer shall issue the Buyer Common Stock purchased through the exercise of the Stockholder Rights and, to the extent such Stockholder Rights are not exercised, the Buyer shall issue the Buyer Participation Warrants.

     6.   Section 1.7.  Section 1.7 of the Merger Agreement is hereby amended to
          -----------
read in its entirety as follows:

     1.7  Distribution to Holders of Buyer Common Stock.
          ---------------------------------------------

     (a) If a Rights Offering Adjustment shall not have occurred, the Buyer shall, as soon as practicable after receipt of the Confirmation Order, declare and make, subject to and effective immediately after the occurrence of the Effective Time, a distribution of Buyer Warrants on the shares of Buyer Common Stock and the Buyer's Series C Convertible Preferred Stock, $.01 par value per share (the "Buyer Preferred Stock" and, together with the Buyer Common Stock, the "Buyer Stock"), outstanding immediately prior to the Effective Time . The Buyer Warrants to be distributed pursuant to this Section 1.7(a) will entitle the holders thereof to purchase, in the aggregate, a number of shares of Buyer Common

     Stock equal to 7.00% of the aggregate number of shares of issued and outstanding Buyer Common Stock and, if applicable, Buyer Class B Common Stock on the date the Initial Buyer Market Price is determined in accordance with Schedule II attached hereto, computed on a Fully Diluted Basis after giving effect to the Amended Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Buyer Common Stock were issued and outstanding immediately prior thereto.

     (b) The Buyer shall conduct the Stockholder Rights Offering in accordance with Section 4.22, and, if a Rights Offering Adjustment shall have occurred, the Buyer shall, as soon as practicable after the occurrence of the Effective Time, declare and make a distribution to each Stockholder Rights Holder of one Buyer Participation Warrant for each Stockholder Right of such Stockholder Rights Holder that shall not have been exercised.

     (c) Notwithstanding the foregoing, no fractional Buyer Warrants or Buyer Participation Warrants, as the case may be, shall be issued in the distribution of Buyer Warrants or Buyer Participation Warrants to be made pursuant to this Section 1.7 (the "Buyer Distribution"); in lieu thereof, fractional Buyer Warrants or Buyer Participation Warrants, as the case may be, that would otherwise be issued in the Buyer Distribution will be rounded up to the nearest whole number of Buyer Warrants or Buyer Participation Warrants, as the case may be.

     7.   Section 3.1(b).  Section 3.1(b) of the Merger Agreement is hereby
          --------------
amended to read in its entirety as follows:

     (b) Each of the Buyer and the Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by the Buyer and the Merger Subsidiary and, subject to the approval of the Buyer Charter Amendment (as defined in Section 4.12) and the Buyer Share Issuance (as defined below in this
     Section 3.1(b)) by the stockholders of the Buyer, the performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and the Merger Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Merger Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Merger Subsidiary and constitutes a valid and binding obligation of the Buyer and the Merger Subsidiary, enforceable against the Buyer and the Merger Subsidiary in accordance with its terms. For purposes of this Agreement, "Buyer Share Issuance" means the issuance by the Buyer of shares of its capital stock as contemplated by this Agreement and the Amended Plan, including (i) the issuance of the Plan Shares as contemplated by the Merger Agreement and the Amended Plan, (ii) the issuance of shares of Buyer Common Stock and, if applicable, shares of Class B Common Stock, par value $0.01 per share, of the Buyer ("Buyer Class B Common Stock") having the terms specified in the Buyer

     Charter Amendment upon exercise of Rights issued pursuant to the Rights Offering or issued to the Standby Purchasers (or their assignees or persons in substitution therefor) pursuant to the Standby Purchase Commitments in connection with the Rights Offering and, if a Rights Offering Adjustment shall have occurred, the issuance of shares of Buyer Common Stock upon exercise of Stockholder Rights issued pursuant to the Stockholder Rights Offering, and (iii) (A) if a Rights Offering Adjustment shall not have occurred, the issuance of the Buyer Warrants by the Buyer (x) pursuant to the Rights Offering, (y) to the Standby Purchasers in connection with the Rights Offering, and (z) pursuant to the Buyer Distribution, and the issuance of shares of Buyer Common Stock upon exercise of any of the foregoing Buyer Warrants, or (B) if a Rights Offering Adjustment shall have occurred, the issuance of the Buyer Participation Warrants by the Buyer (x) to the Standby Purchasers in connection with the Rights Offering and (y) pursuant to the Buyer Distribution, and the issuance of shares of Buyer Common Stock upon exercise of any of the foregoing Buyer Participation Warrants.

     8.   Section 3.2(e).  Section 3.2(e) of the Merger Agreement is hereby
          --------------
amended to read in its entirety as follows:

     (e) (i) The Plan Shares to be issued and distributed as contemplated by Sections 1.3(e) and 1.6 of this Agreement, (ii) the shares of Buyer Common Stock to be issued and distributed pursuant to the Stockholder Rights Offering, (iii) the shares of Buyer Common Stock and the shares of Buyer Class B Common Stock, if applicable, to be issued and delivered pursuant to the Rights Offering (as defined in Section 4.20(a)) or as contemplated by the Standby Purchase Commitments, (iv) the shares of Buyer Common Stock to be issued and delivered upon conversion of shares of Buyer Class B Common Stock, if applicable, when so converted in accordance with the Buyer Charter Amendment (as defined in Section 4.12), (v) either (A), if a Rights Offering Adjustment shall not have occurred, the Buyer Warrants to be issued and distributed pursuant to the Rights Offering or as otherwise contemplated by the Standby Purchase Commitments or (B) if a Rights Offering Adjustment shall have occurred, the Buyer Participation Warrants to be issued and delivered as contemplated by the Standby Purchase Commitments, in either case when so issued and distributed or delivered, as the case may be, and (vi) either (A), if a Rights Offering Adjustment shall not have occurred, the shares of Buyer Common Stock to be issued and delivered upon exercise of Buyer Warrants, when issued, paid for and delivered as provided in the Buyer Warrant Agreement or (B) if a Rights Offering Adjustment shall have occurred, the shares of Buyer Common Stock to be issued and delivered upon exercise of Buyer Participation Warrants, when issued, paid for and delivered as provided in the Buyer Participation Warrant Agreement, will all be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     9.   Section 3.23.  Section 3.23 of the Merger Agreement is hereby amended
          ------------
to read in its entirety as follows:

     3.23 Rights Agreement; Section 203.
          -----------------------------

     (a) The Buyer has executed amendments dated as of August 18, 1998 and September 3, 1998 to its Rights Agreement dated as of October 13, 1995 in the forms attached hereto as Exhibit D, and Exhibit D-1, respectively.
                                  ---------      -----------

     (b) The Board of Directors of the Buyer has approved this Agreement, the Merger and the Amended Plan together with the transactions contemplated hereby and thereby (including without limitation the acquisition by the Standby Purchasers of Buyer Warrants or Buyer Participation Warrants, as the case may be, and Buyer Common Stock or Buyer Class B Common Stock, if applicable, pursuant to this Agreement, the Amended Plan and the Standby Purchase Commitments, or of Buyer Common Stock pursuant to the Buyer Warrants or Buyer Participation Warrants, as the case may be), including for purposes of Section 203 of the DGCL.

     10.  Section 4.9.  Section 4.9 of the Merger Agreement is hereby amended to
          -----------
read in its entirety as follows:

     4.9  Nasdaq National Market Quotation.  The Buyer shall use its best
          --------------------------------
     efforts to have the shares of Buyer Common Stock (including all such shares issuable upon conversion of the Buyer Class B Common Stock and upon exercise of the Buyer Warrants or Buyer Participation Warrants, as the case may be) and Buyer Warrants or Buyer Participation Warrants, as the case may be, to be issued as contemplated by the Amended Plan and this Agreement approved for quotation on the Nasdaq National Market prior to the Closing.

     11.  Section 4.13.  Section 4.13 of the Merger Agreement is hereby amended
          ------------
to read in its entirety as follows:

     4.13 Proxy Statement, Disclosure Statement, Etc.
          ------------------------------------------

     (a) The Buyer shall promptly after execution of this Agreement prepare and file with the SEC under the Exchange Act, and shall use its best efforts to have declared effective by the SEC as soon as practicable thereafter and shall thereafter promptly mail to its stockholders, a proxy statement/prospectus for the Meeting and to effect the Stockholder Rights Offering (the "Proxy Statement"). The Buyer shall also take any action required to be taken under state blue sky laws or other securities laws in connection with the Stockholder Rights Offering. The Proxy Statement shall be mailed to stockholders of the Buyer at least 20 business days in advance of the date of the Meeting. The Company shall furnish the Buyer with all information (including, without limitation, its Audited Financial Statements and the Unaudited Quarterly Financial Statements, pro forma financial information and projections included in the Disclosure Statement) and shall take such other action (including obtaining any necessary consents from the accountants) as the Buyer may reasonably request in connection with the Proxy Statement. The Buyer shall consult with the Company and its counsel in connection with, and shall permit the Company and its counsel to participate in, the preparation of the Proxy Statement and any amendments or supplements thereto.

     (b) The Buyer shall promptly notify the Company of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall promptly supply the Debtors with copies of all correspondence between it (or its representatives) and the SEC (or its staff) with respect thereto, and shall permit counsel for the Company to participate in any telephone conferences or meetings with the staff of the SEC. If, at any time prior to the Meeting, any event should occur relating to or affecting a Party or its officers or directors, which event should be described in an amendment or supplement to the Proxy Statement, such Party shall promptly inform the other Party and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities law, mailing to the Buyer's stockholders, as the case may be, such amendment or supplement.

     (c) The Buyer shall furnish the Company with all information (including historical and pro forma financial information and projections of the Buyer) and shall take such other action as the Company may reasonably request in connection with the Disclosure Statement. The Company shall consult with the Buyer and its counsel in connection with, and shall permit the Buyer and its counsel to participate in, the preparation and Bankruptcy Court approval process of the Disclosure Statement and any amendments or supplements thereto.

     12.  Section 4.19.  Section 4.19 of the Merger Agreement is hereby amended
          ------------
to read in its entirety as follows:

     4.19 Rights Agreement.  The Buyer shall not (i) amend the Rights Agreement
          ----------------
     other than as contemplated by Section 3.23 or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Preferred Rights) with the purpose of facilitating a Buyer Acquisition Proposal.

     13.  Section 4.20(a).  Section 4.20(a) of the Merger Agreement is hereby
          ---------------
amended to read in its entirety as follows:

     4.20  Buyer Rights Offering Registration Statement.  (a) As specified in
           --------------------------------------------
     the Amended Plan, the Buyer will issue (the "Rights Offering") to the holders of certain Allowed Claims as specified in the Amended Plan Rights to purchase, for an aggregate consideration of $217 million, shares of Buyer Common Stock, Buyer Class B Common Stock, if applicable, and, if a Rights Offering Adjustment shall not have occurred, Buyer Warrants. The Rights Offering will be made substantially on the terms set forth in
     Schedule III hereto.

     14.  New Section 4.22.   The Merger Agreement is hereby amended to add the
          ----------------
following immediately following Section 4.21 thereof:

     4.22 Stockholder Rights Offering.  If a Rights Offering Adjustment shall
          ---------------------------
     have occurred, the Buyer will offer (the "Stockholder Rights Offering") to the Stockholder Rights Holders Stockholder Rights to purchase for cash shares of Buyer Common Stock. The Stockholder Rights Offering will be made substantially on the terms set forth in Schedule IV hereto.

     15.  Section 5.1(f).  Section 5.1(f) of the Merger Agreement is hereby
          --------------
amended to read in its entirety as follows:

     (f) each of the Registration Statement and the Proxy Statement shall have been declared effective and no stop order with respect to either of the Registration Statement or the Proxy Statement shall be in effect;

     16.  Section 5.1(g).   Section 5.1(g) of the Merger Agreement is hereby
          --------------
amended to read in its entirety as follows:

     (g) the shares of Buyer Common Stock (including all such shares issuable upon conversion of the Buyer Class B Common Stock and the Buyer Warrants or Buyer Participation Warrants, as the case may be) to be issued as contemplated by the Amended Plan and this Agreement shall have been approved for quotation on the Nasdaq National Market.

     17.  Section 5.2(e).  Section 5.2(e) of the Merger Agreement is hereby
          --------------
amended to read in its entirety as follows:

     (e) after each of the Registration Statement and the Proxy Statement has been declared effective, each of the Rights Offering and the Stockholder Rights Offering shall have expired and the Buyer shall have received aggregate proceeds therefrom (and/or from the closings contemplated by the Standby Purchase Commitments) of at least $217.0 million; and

     18.  Section 6.1(f).  Section 6.1(f) of the Merger Agreement is hereby
          ---------------
amended to add the following at the end thereof:

          provided, however, that such termination shall not be effective unless
          --------  -------
          such notice is delivered on or before October 4, 1998;

     19.  Amended Exhibit A.   Exhibit A to the Merger Agreement is hereby
          ------------------
amended to read in its entirety as Exhibit A hereto.
                                   ---------

     20.  Amended Exhibit B.  Exhibit B to the Merger Agreement is hereby
          -----------------
amended to read in its entirety as Exhibit B hereto.
                                   ---------

     21.  New Exhibit B-1.  Exhibit B-1 hereto is hereby added as Exhibit B-1 to
          ---------------   -----------
the Merger Agreement.

     22.  New Exhibit D-1.  Exhibit D-1 hereto is hereby added as Exhibit D-1 to
          ---------------
the Merger Agreement.

     23.  Amended Exhibit F.  Exhibit F to the Merger Agreement is hereby
          -----------------
amended to read in its entirety as Exhibit F hereto.
                                   ---------

     24.  Amended Schedule II.  Schedule II to the Merger Agreement is hereby
          -------------------
amended to read in its entirety as Schedule II hereto.
                                   -----------

     25.  Amended Schedule III.  Schedule III to the Merger Agreement is hereby
          --------------------
amended to read in it entirety as Schedule III hereto.
                                  ------------

     26.  New Schedule IV.  Schedule IV hereto is hereby added as Schedule IV to
          ---------------   -----------
the Merger Agreement.

     27.  Continuation of Merger Agreement.  Except as specifically amended
          --------------------------------
hereby, the Merger Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects.

     28.  Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     29.  Counterparts.  This Amendment may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

                                    ARCH COMMUNICATIONS GROUP, INC.


                                    By: /s/ J. Roy Pottle
                                       ----------------------------------------
                                       Name:  J. Roy Pottle
                                             ----------------------------------
                                       Title: Executive Vice President and
                                             ----------------------------------
                                              Chief Financial Officer
                                             ----------------------------------

                                    FARM TEAM CORP.

                                    By: /s/ J. Roy Pottle
                                       ----------------------------------------
                                       Name:  J. Roy Pottle
                                             ----------------------------------
                                       Title: Executive Vice President and
                                             ----------------------------------
                                              Chief Financial Officer
                                             ----------------------------------


                                    SUBJECT TO THE RECEIPT OF THE
                                    CONFIRMATION ORDER FROM THE
                                    BANKRUPTCY COURT WITH RESPECT
                                    TO THE AMENDED PLAN:

                                    MOBILEMEDIA CORPORATION

                                    By: /s/ Joseph A. Bondi
                                       ----------------------------------
                                       Name:  Joseph A. Bondi
                                            -----------------------------
                                       Title: Chairman - Restructuring
                                             ----------------------------


                                    MOBILEMEDIA COMMUNICATIONS, INC.


                                    By: /s/ Joseph A. Bondi
                                       ----------------------------------
                                       Name:  Joseph A. Bondi
                                            -----------------------------
                                       Title: Chairman - Restructuring
                                             --------------------------

                                    CONSENT
                                    -------

          Each of the undersigned hereby acknowledges that this Amendment (including the amendments to the exhibits to the Merger Agreement effected thereby) is in form and substance reasonably satisfactory to it.


                                   Northwestern Mutual Series Fund, Inc.
                                      for the High Yield Bond Portfolio


                                   By: /s/ Timothy S. Collins
                                      -----------------------------
                                   Name: Timothy S. Collins
                                   Its: Vice President


                                   The Northwestern Mutual Life
                                      Insurance Company
                                      for its Group Annuity Separate Account


                                   By:  Northwestern Investment
                                        Management Company


                                   By: /s/ Steven P. Swanson
                                      ------------------------------
                                   Name:  Steven P. Swanson
                                   Its: Managing Director


                                   The Northwestern Mutual Life
                                      Insurance Company


                                   By: /s/ Steven P. Swanson
                                      ------------------------------
                                   Name:  Steven P. Swanson
                                   Its: Authorized Representative

                                   W.R. Huff Asset Management Co., L.L.C.,
                                   as agent for its separate accounts and
                                   affiliates


                                   By: /s/ Bryan E. Bloom
                                      -------------------------------
                                   Name:  Bryan E. Bloom, Esq.
                                   Its: Attorney-in-Fact


                                   Whippoorwill Associates, Inc., as
                                      general partner of and/or as agent for
                                      each account, fund or entity listed in
                                      its Standby Purchase Commitment


                                   By: /s/ David Strumwasser
                                      -------------------------------
                                   Name:  David Strumwasser
                                   Its: Managing Director


                                   Credit Suisse First Boston Corporation


                                   By: /s/ Alex Lagetko
                                      -------------------------------
                                   Name:  Alex Lagetko
                                   Its: Director
                                   September 3, 1998